August 6, 2014

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C.  20549-7561

Re: RadTek, Inc.

SEC File No. 333-195548

On June 30, 2013 our appointment as auditor for RadTek, Inc. ceased.   We have received

a  copy  of,  and  are  in  agreement  with,  the  statements  being  made  by  RadTek,  Inc.  in  their registration statement on Form S-1 dated August 6, 2014.

Very truly yours,

Kim & Lee Corporation CPAs